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EXHIBIT 10.2

            ADDENDUM TO STOCK ACQUISITION-DISTRIBUTION AGREEMENT WITH
                         REDWOOD SECURITIES GROUP, INC.

       Estimated Potential Value of Stock Dividend to Global Shareholders


REDWOOD SECURITIES GROUP, INC. (Redwood), San Francisco, California, is a young and dynamic securities company that focuses its efforts in three primary areas:
Investment Banking/Broker Dealer; Debt Securities - U.S. Treasuries, U.S. Agencies and Corporates; and International Finance Advisory. Redwood is certified as a Minority Business Enterprise by the California State Treasurer's Office as well as the City and County of San Francisco.

Incorporated in California in October of 1990, Redwood is engaged in the municipal and corporate investment banking business as a licensed securities broker/dealer. Since its inception, Redwood has placed an emphasis on fixed income securities in both the public and corporate finance areas. Redwood has evolved into a full service investment-banking firm and has recently enhanced its equity trading, sales, research and underwriting capabilities.

A member of the National Association of Securities Dealers (NASD), the Municipal Securities Rulemaking Board (MSRB) and the Securities Investor Protection Corporation (SIPC), Redwood clears its securities transactions through Pershing LLC. For current information please refer to the Company's website, www.redsec.com and the financial reports as reported to the Securities Exchange Commission under file # 008-43182.

For the fiscal year ending June 30, 2004, the Company, based on current year's revenue to date (but excluding anticipated revenue from an 8-person Los Angeles office which should equal at least an additional $1.2 M in annualized revenue), based on REDWOOD'S FOCUS Report is expected to be $5.3 M.


                            COMPARATIVE COMPANIES(1)


1.)      SIEBERT FINANCIAL CORP. - Symbol: SIEB

         Siebert Financial Corp. is a holding company that conducts its retail discounted brokerage and investment banking business through its wholly owned subsidiary, Muriel Siebert & Co., Inc. Siebert's principal activity is providing internet and traditional discount brokerage and related services to retail investors.

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------
                        2.55                           $24.10M

----------------

(1) The data acquired for this comparative research was obtained from the Internet website Yahoo.Com utilizing the financial section of that website. In particular, http://biz.yahoo.com/p/brokerconameu.html. This data was accessed on 12/27/2003.


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2.)      US GLOBAL INVESTORS INC. - Symbol: GROW

         U.S. Global Investors Funds (Trust) is organized as a Massachusetts business trust, consisting of nine separate funds. The nine funds include U.S. Treasury Securities Cash, U.S. Government Securities Savings, Near-Term Tax Free, Tax Free, All American Equity, China Region Opportunity, Global Resources, World Precious Minerals and Gold Shares. All funds are diversified, with the exception of China Region Opportunity, Global Resources, World Precious Minerals and Gold Shares. U.S. Global Investors, Inc., under an investment advisory agreement with the Trust in effect through February 29, 2004, furnishes management and investment advisory services, and, subject to the supervision of the trustees, directs the investments of each fund according to its investment objectives, policies and limitations. The adviser also furnishes all necessary office facilities, business equipment and personnel for administering the affairs of the Trust.

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                        3.69                            $7.48M


3.)      WINMILL & CO. INC. Symbol: WNMLA

         Winmill & Co. Incorporated is a holding company with three principal subsidiaries: CEF Advisers, Inc., (CEF), Investor Service Inc. and Midas Special Equities Fund, Inc. The closed-end funds are Global Income Fund, Inc. and Internet Growth Fund, Inc. ISC was organized in 1985 and is registered with the Securities and Exchange Commission
         (SEC) as a broker/dealer and is a member of the National Association of Securities Dealers (NASD). ISC acts as the principal distributor for the open-end Funds and is engaged in proprietary securities trading.Center, Inc. (ISC) and Midas Management Corporation (MMC). MMC and CEF act as investment managers to open-end and closed-end management investment companies (the Funds). The open-end Funds are Dollar Reserves, Inc., Midas Fund,

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                        2.23                           $1.174M


4.)      WESTWOOD HOLDINGS GROUP INC. Symbol: WHG

         Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through its two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides to institutions and high-net-worth individuals trust and custodial services and participation in common trust funds that it sponsors.

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                        4.65                            $21.62M


5.)      EQUUS II INC. Symbol: EQS

         Equus II Incorporated is a closed-end fund that seeks to achieve capital appreciation principally by making investments in equity and equity-oriented securities issued by privately owned companies in transactions negotiated directly with such companies (Portfolio Companies). The Company seeks to invest primarily in companies that intend to acquire other businesses, including through leveraged buyouts. Equus II may also invest in recapitalizations of existing businesses or special situations, from time to time. The Company's investments in Portfolio Companies consist principally of equity securities such as common and preferred stock, but also include other equity-oriented securities such as debt convertible into common or preferred stock or debt combined with warrants, options or other rights to acquire common or preferred stock. Equus II has engaged Equus Capital Management Corporation to provide certain investment management and administrative services to the Company.

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                       7.90                             $3.79M


6.)      DIAMOND HILL INVESTMENT GROUP Symbol: DHIL

         Diamond Hill Investment Group, Inc. is a holding company with two subsidiary operating companies. Diamond Hill Capital Management, Inc.
         (DHCM) is a wholly owned subsidiary of the Company and a registered investment advisor. Diamond Hill Securities, Inc. (DHS) is a wholly owned subsidiary of DHCM and trades securities on a fully disclosed basis and clears customer transactions through an unaffiliated broker-dealer that also maintains the customer accounts. The Company operates primarily as a holding company with investment advisory services provided by DHCM and DHS and underwriting and broker-dealer operations conducted by DHS. It maintains an investment portfolio, primarily composed of mutual funds and the investment partnership, which are managed by DHCM.

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                         8.88                           $1.02M


7.)      CROWN FINANCIAL GROUP INC. Symbol: CFGI (Formerly known as M.H. Myerson
         & Co.)

         M.H. MEYERSON & CO., INC., d/b/a Crown Financial Group, Inc. (the "Company"), is a leading market maker currently trading in approximately 7,300 securities listed on the Nasdaq National Market System, Nasdaq SmallCap, OTC Bulletin Board and the Pink Sheets. The Company is a registered broker-dealer with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                        1.95                           $10.43M


                      SELECTED COMPARABLE COMPANIES AVERAGE
                      -------------------------------------

                  Price/Sales Ratio                  ttm Revenue
                  -----------------                  -----------

                        4.55                           $9.94M

                       BASIS FOR VALUATION METHOD SELECTED
                       -----------------------------------

As its principle method of valuation, one can only select the MARKET PRICE CAPITALIZATION TO SALE Method of Valuation due to the fact REDWOOD SECURITIES GROUP, INC. is a privately-held company and thus, tax plans its earnings to maximize cash flow, particularly for new product development and market penetration (i.e. expanding it customer base). Thus, the use of BOOK VALUE or the EARNINGS CAPITALIZATION METHODS would be inappropriate along with the DISCOUNTED CASH METHOD OF VALUATION.


              Estimated Dividend to Global Shareholders Calculation
              -----------------------------------------------------

The estimated total dividend to all (common and preferred) shareholders of Global Medical Products Holdings, Inc. is $3.67 million. This is based on an estimated total dividend valued at $1.54 MILLION to the common shareholders and $2.13 MILLION to the preferred shareholders. SEE SCHEDULE A FOR FURTHER BREAKDOWN OF DISTRIBUTION CALCULATION.